Exhibit 10.2

FLORIDA CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

DOCUMENTARY STAMP TAXES HAVE BEEN PAID UPON THE RECORDING OF THE MORTGAGE SECURING THIS CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

$7,550,000.00	New York, New York

As of August 12, 2011

THIS CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE (the “Note”) is made and entered into as of the 12th day of August, 2011, by and between MARINA TOWERS, LLC, a Florida limited liability company, as maker, having its principal place of business at 709 S. Harbor City Boulevard, Suite 250, Melbourne, Florida 32901 (“Borrower”) and GUGGENHEIM LIFE AND ANNUITY COMPANY, a Delaware life insurance company, having an address at 10689 N. Pennsylvania Street, Suite 200, Indianapolis, Indiana  46280 (together with its successors and/or assigns, “Lender”).

PRELIMINARY STATEMENTS

Lender is the holder of the indebtedness evidenced by those certain existing notes (collectively, the “Original Note”) described on Schedule I attached hereto and made a part hereof, secured by the mortgages described on Schedule II attached hereto and made a part hereof, which are each now held by Lender (collectively, the “Original Mortgage”), recorded on certain improved real property located in Brevard County, Florida.

There is now owing on the Original Note and the Original Mortgage the unpaid principal sum of FIVE MILLION THREE HUNDRED SEVENTY THOUSAND NINE HUNDRED TWENTY-SEVEN AND 78/100 DOLLARS ($5,370,927.78).

Borrower, the maker of the Original Note, has requested, and Lender has agreed to make certain amendments to the Original Note, including changing the interest rate and the terms of payment, and increasing the original principal amount from FIVE MILLION FOUR HUNDRED NINETY-NINE THOUSAND NINE HUNDRED SIXTY-ONE AND 81/100 DOLLARS ($5,499,961.81) to SEVEN MILLION FIVE HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($7,550,000.00).  The Original Note is being consolidated, amended and restated in its entirety to reflect such amendments.

Florida documentary excise tax and non-recurring intangible property tax due on this Note to the extent that the original principal amount of this Note exceeds the outstanding principal amount of the Original Note have been paid.

The Original Mortgage is concurrently being consolidated, amended and restated pursuant to the terms of that certain Consolidated, Amended and Restated Mortgage and Security Agreement of even date herewith.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree that the Original Note is hereby consolidated, amended and restated in its entirety as follows:

FOR VALUE RECEIVED Borrower hereby unconditionally promises to pay to the order of Lender, having an address at 601 Lexington Avenue, New York, New York 10022, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SEVEN MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($7,550,000.00), or so much thereof as is advanced, in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1:	PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

ARTICLE 2:	DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE 3:	LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents.  All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.  In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4:	SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender.

ARTICLE 5:	NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6:	WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind.  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability.  If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder.  If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability.  If Borrower is a trust, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the trustee or the beneficiaries relating to the trust, and the term “Borrower” as used herein, shall include any alternate or successor trust, but any predecessor trust and its trustees shall not thereby be released from any liability.  Nothing in the foregoing four sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation, limited liability company or trust, as applicable, which may be set forth in the Loan Agreement or any other Loan Document.

ARTICLE 7:	TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8:	EXCULPATION

The provisions of Section 10.7 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9:	GOVERNING LAW

The governing law and related provisions contained in Section 11.3 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

ARTICLE 10:	NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.

ARTICLE 11:	JOINT AND SEVERAL

If more than one Person has executed this Note as “Borrower”, the obligations of all such Persons hereunder shall be joint and several.

THE PROPER FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $11,984.89, BASED UPON THE INCREASED LOAN AMOUNT OVER THE OUTSTANDING PRINCIPAL BALANCE OF THE ORIGINAL NOTE AMENDED AND RESTATED HEREBY, HAVE BEEN PAID UPON RECORDING THE CONSOLIDATED, AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT SECURING THIS NOTE AND EVIDENCE OF SUCH PAYMENT HAS BEEN NOTED ON THE CONSOLIDATED, AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT SECURING THIS NOTE.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

MARINA TOWERS, LLC, a
Florida limited liability company

By:	MTMC OF MELBOURNE, INC., a
Florida corporation
its manager

By:	/s/ Christian C. Romandetti
Name: Christian C. Romandetti
Title: President

[SIGNATURE APPEARS ON FOLLOWING PAGE]

GUGGENHEIM LIFE AND ANNUITY COMPANY, holder of the Original Note, signs below to acknowledge its consent to the terms of this Consolidated, Amended and Restated Promissory Note.

GUGGENHEIM LIFE AND ANNUITY COMPANY, a Delaware life insurance company

By:	/s/ James Purvis
Name: James Purvis
Title: Chief Operating Office